EXHIBIT 99.1

Skyline Medical Announces Two Proposed Joint Ventures and New Strategic Focus on CRO Services

New collaborations with Helomics and CytoBioscience to diversify Skyline’s operations into the rapidly growing CRO Services sector

MINNEAPOLIS, Nov. 08, 2017 (GLOBE NEWSWIRE) -- Skyline Medical Inc. (NASDAQ:SKLN) (“Skyline” or the “Company”), producer of the FDA-approved STREAMWAY® System for automated, direct-to-drain medical fluid disposal, today announced two proposed joint ventures with Helomics Corporation and CytoBioscience, which are expected to diversify the Company’s business into the CRO services sector and to provide opportunities for the Company to generate additional revenues.

“The joint ventures with Helomics and CytoBioscience, and our anticipated expansion in the CRO Services space, represent a major opportunity for Skyline,” commented Dr. Carl Schwartz, chief executive officer of Skyline Medical. “Personalized medicine, fueled by genomic testing and tailored treatment, is changing the world of healthcare. Both Helomics and CytoBioscience are established, revenue-producing businesses that provide services at the cutting edge of these compelling markets and we are excited to leverage these partnerships to position Skyline for long term growth.”

Helomics Proposed Joint Venture

The proposed joint venture with Helomics, a precision diagnostic company and integrated clinical contract research organization, will leverage the Helomics D-CHIP™ platform to develop and market new approaches for personalized cancer diagnosis and care. This follows a strategic collaboration between Helomics and Skyline announced on November 1, 2017 and represents a deeper partnership between the two companies that is expected to provide Skyline with opportunities to generate revenues from additional markets. Skyline Medical will own 51% of the joint venture, with Helomics owning the remaining 49%.

Dr. Schwartz continued, “The joint venture with Helomics is a unique opportunity to diversify into the precision medicine space. Helomics’s D-CHIP platform contains an extensive, searchable knowledge base of clinical and molecular data on patients with cancer and, with its ability to provide actionable data to drive both the targeting of current therapies to patients and the development of new drugs, is firmly at the cutting edge of bioinformatics / AI in precision medicine. In addition its specialty contract research services offers data-driven approaches to pharmaceutical and diagnostic companies that are developing the next generation of personalized drugs. We see significant potential to leverage this opportunity to diversify and grow revenues to advance Skyline’s long-term growth prospects.”

Mr. Gerald Vardzel, President & CEO of Helomics, commented, “We are delighted to form this joint venture with Skyline Medical, which will enable us to expand the data set of our D-CHIP platform which already contains the drug response profiles of over 149,000 patient tumors and their molecular, genomic, biochemical and histopathology data, together with de-identified patient data The joint venture will also accelerate our commercial  efforts to educate pharmaceutical companies on our D-CHIP enabled services to help with disease diagnosis and the development of new diagnostics and therapies.”

CytoBioscience Proposed Joint Venture

The proposed joint venture with CytoBioscience, a privately held biomedical company, will provide Skyline with access to CytoBioscience’ personalized research services and will further expand the Company’s expertise and client base in the expanding services sector. The merger agreement between the two companies that was announced on August 9, 2017 has been terminated in order to focus on structuring the proposed joint venture. The terms of the proposed joint venture will be announced at a later date.

Dr. Schwartz commented on the proposed partnership, “We remain committed to pursuing a collaboration with CytoBioscience and believe forming a joint venture, rather than a merger, will not only significantly expedite the process but will allow us to leverage its client base and partners in the healthcare sector while maintaining tighter control over costs. The potential business synergies between Helomics and CytoBioscience in the field of personalized medicine are extremely encouraging and partnering with both companies will enable us to position Skyline as a leading player in this field.”

Dr. James Garvin, chief executive officer of CytoBioscience, said, “We look forward to forming the joint venture so we can combine our solutions to build a strong medical technology business. Skyline’s collaboration with Helomics complements our ion channel screening services and the STREAMWAY System represents a unique solution to the global problem of toxic waste management. A joint venture will allow us to more rapidly combine forces to create a larger business that offers a range of innovative technologies.”

About Skyline Medical

Skyline Medical produces a fully automated, patented, FDA-cleared waste fluid disposal system that virtually eliminates staff exposure to blood, irrigation fluid and other potentially infectious fluids found in the healthcare environment. Antiquated manual fluid handling methods that require hand carrying and emptying filled fluid canisters present an exposure risk and potential liability. Skyline Medical's STREAMWAY System fully automates the collection, measurement and disposal of waste fluids and is designed to: 1) reduce overhead costs to hospitals and surgical centers; 2) improve compliance with OSHA and other regulatory agency safety guidelines; 3) improve efficiency in the operating room, and radiology and endoscopy departments, thereby leading to greater profitability; and 4) provide greater environmental stewardship by helping to eliminate the approximately 50 million potentially disease-infected canisters that go into landfills each year in the U.S.  For additional information, please visit www.skylinemedical.com.

About Helomics Corporation

Helomics® is a precision diagnostic company and integrated clinical contract research organization whose mission is to improve patient care by partnering with pharmaceutical, diagnostic, and academic organizations to bring innovative clinical products and technologies to the marketplace.  In addition to its proprietary precision diagnostics for oncology, Helomics offers boutique CRO services that leverage our patient-derived tumor models, coupled to a wide range of multi-omics assays (genomics, proteomics and biochemical), and a proprietary bioinformatics platform (D-CHIP) to provide a tailored solution to our client’s specific needs.

Helomics® is headquartered in Pittsburgh, Pennsylvania where the company maintains state-of-the-art, CLIA-certified, clinical and research laboratories.

For more information, please visit: www.Helomics.com.

About CytoBioscience

CytoBioscience creates and manufactures devices that represent a convergence of bioscience, nanoscience, microchip development, algorithms and engineering.  The company's devices allow researchers, medical institutions and pharmaceutical companies to better understand how human cells react to medicine.  CytoBioscience has a world renowned scientific and technical staff, collaborative partnerships with leading pharmaceutical companies and strategic alliances with key groups and academic institutions, and its technology is used exclusively by the FDA.  The company was founded in Germany and moved its headquarters and manufacturing to San Antonio, Texas in 2015.  For additional information, please visit www.cytobioscience.com.

Forward-looking Statements

Certain of the matters discussed in this announcement contain forward-looking statements that involve material risks to and uncertainties in the Company's business that may cause actual results to differ materially from those anticipated by the statements made herein. Such risks and uncertainties include  risks related to the proposed joint ventures, including the need to negotiate the definitive agreements for the joint ventures; ; possible failure to realize anticipated benefits of the joint ventures; and costs of providing funding to the joint ventures. Other risks and uncertainties relating to the Company include, among other things, current negative operating cash flows and a need for additional funding to finance our operating plan; the terms of any further financing, which may be highly dilutive and may include onerous terms; unexpected costs and operating deficits, and lower than expected sales and revenues; uncertain willingness and ability of customers to adopt new technologies and other factors that may affect further market acceptance, if our product is not accepted by our potential customers, it is unlikely that we will ever become profitable; adverse economic conditions; adverse results of any legal proceedings; the volatility of our operating results and financial condition; inability to attract or retain qualified senior management personnel, including sales and marketing personnel; our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the Company's ability to implement its long range business plan for various applications of its technology; the Company's ability to enter into agreements with any necessary marketing and/or distribution partners and with any strategic or joint venture partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company's technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, which are available for review at www.sec.gov.  This is not a solicitation to buy or sell securities and does not purport to be an analysis of the Company's financial position. See the Company's most recent Annual Report on Form 10-K, and subsequent reports and other filings at www.sec.gov.

Contacts:

Skyline Medical
Carl Schwartz, Chief Executive Officer
(651) 389-4800
cschwartz@skylinemedical.com

Investors
KCSA Strategic Communications
Elizabeth Barker
(212) 896-1203
skln@kcsa.com